CNL Strategic Capital, LLC

Exhibit 10.3

FIRST AMENDMENT TO THE ESCROW AGREEMENT

This FIRST AMENDMENT TO THE ESCROW GREEMENT (this “First Amendment”) is dated this _18th___ day of April, 2019, amends that certain ESCROW AGREEMENT (the “Original Agreement”) dated as of February 14, 2018, by and among CNL Strategic Capital, LLC, a Delaware limited liability company (the “Company”), UMB Bank, N.A. as escrow agent (the “Escrow Agent”) and CNL Securities Corp. (the “Managing Dealer”), (collectively, the “Parties”)(the “First Amendment” and the Original Escrow Agreement” together the “Agreement”). All capitalized terms not defined herein shall have the meaning given to such term in the Original Agreement.

WHEREAS, the Company has previously proposed and continues to offer and sell, on a best-efforts basis through the Managing Dealer, in its capacity as the managing dealer, and selected broker-dealers that are registered with the Financial Industry Regulatory Authority or intermediaries that are exempt from such broker-dealer registration (the Managing Dealer and such intermediaries are hereinafter referred to collectively as the “Distribution Participants”), the Company’s shares of Class A, Class T, Class D, and Class I limited liability interests (the “Original Shares”), on a best-efforts basis, for at least $2,000,000 and up to $1,100,000,000 of gross offering proceeds (excluding the shares of its Class A, Class T and Class I common stock to be offered and sold pursuant to the Company’s dividend reinvestment plan), at an initial purchase price of up to $27.32 per Class A share, $26.25 per Class T share, $25.00 per Class D and $25.00 per Class I share (the “Original Offering”) pursuant to an offering prospectus as amended from time to time and filed with the Securities and Exchange Commission as part of a registration statement file no. 333-222986, including amended for additional share classes (hereinafter the “Original Prospectus”); and

WHEREAS, as of March 7, 2018 at least $2,000,000 in Original Shares of the Company have been subscribed for in the Company’s offering and therefore the Break Escrow Date has occurred, but the Escrow Agent continues to receive amounts for deposit into the Escrow Account and to disburse such Escrowed Funds in accordance with section 5(b) of the Original Agreement;

WHEREAS the Company now proposes to offer and sell, on a best-efforts basis through the Managing Dealer, in its capacity as the placement agent, and through Distribution Participants, the Company’s shares of Class FA limited liability interests (the “Class FA Shares”), in a private offering exempt from registration, for at least $2,000,000 and up to $50,000,000 of gross offering proceeds (the “Class FA Private Offering”) pursuant to an offering memorandum, as amended from time to time (hereinafter the “Class FA Memorandum”) at a current offering price per Class FA share; and

WHEREAS, the Company has agreed that the subscription price paid by subscribers for Class FA Shares will be promptly refunded in full to such subscribers if subscriptions and payment for an aggregate of at least $2,000,000 in Class FA Shares in the Class FA Private Offering have not been received on or before the date which is three (3) full months from the commencement of the Class FA Private Offering unless the Company extends the outside date of the Class FA Private Offering in its sole discretion but in no event later than December 31, 2019 (the “Class FA Outside Date”); and

WHEREAS, the Company desires to deposit Class FA Subscription Payments (as defined herein) into the Escrow Account to be commingled with the Escrowed Funds from the Original Offering and for the Escrow Agent to act as escrow agent for the Class FA Private Offering as well as the Original Offering solely upon the terms and conditions herein set forth; and

WHEREAS, in order to subscribe for Class FA Shares, a subscriber must deliver an executed subscription agreement in substantially the form attached as an exhibit to the Memorandum, along with the full amount of its subscription, subject to volume discounts or other discounts, as applicable: (i) by check in U.S. dollars or (ii) by wire transfer of immediately available funds in U.S. dollars (collectively, the “Class FA Subscription Payment”). The Company or the Managing Dealer shall instruct any Distribution Participants that any such wire transfers shall be in accordance with the instructions provided on Exhibit A hereto.

WHEREAS, in order to accomplish the foregoing, the Company desire to amend the Original Agreement to allow for the deposit of the Class FA Subscription Payment into the Escrow Account and to set forth the requirements with respect to the deposit and disbursement of the Class FA Subscription Payment;

WHEREAS, the Escrow Agent agrees to act as escrow agent with respect to the Class FA Subscription Payments deposited into the Escrow Account.

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree to amend the Agreement as follows:

1.	All monies deposited in the Escrow Account in connection with the Class FA Private Offering are hereinafter referred to as the “Class FA Escrowed Funds.” The initial escrow period (the “Class FA Initial Escrow Period”) for the Class FA Shares shall commence upon the effectiveness of this First Amendment and shall continue until the earlier of (i) the date upon which the Escrow Agent receives written confirmation from the Company that the Company has raised an aggregate of at least $2,000,000 of gross proceeds in the Class FA Private Offering (“Class FA Minimum Proceeds”), (ii) the Class FA Outside Date, or (iii) the date upon which the Escrow Agent receives written confirmation from the Company of the termination of the Class FA Private Offering prior to the receipt of the Class FA Minimum Proceeds. The Class FA Initial Escrow Period together with the Class FA Post Escrow Break Period (as defined below) shall collectively be referred to as the “Class FA Escrow Period.” The Escrow Account shall continue to be a non-interest bearing account and all amounts deposited into the Escrow Account shall be held un-invested.
2.	Deposits into the Escrow Account and Transmission of Subscription Documents.
(a)	Deposits in Escrow Account. During the Class FA Escrow Period, persons subscribing to purchase Class FA Shares will be instructed by the Company and the Distribution Participants to make checks for subscriptions payable to the order of “UMB Bank, N.A., as EA for CNL Strategic Capital, LLC” or any variation thereof permitting a deposit in the Escrow Account if accompanied by a corresponding subscription agreement. Completed subscription agreements and checks in payment for the purchase price shall be remitted to the Processing Agent at the address designated for the receipt of such agreements and funds; and, drafts or wires shall be transmitted directly to the Escrow Account. The Processing Agent will promptly deliver all monies received in good order from subscribers (or from the Distribution Participants transmitting monies and subscriptions from subscribers) for the payment of Class FA Shares to the Escrow Agent for deposit in the Escrow Account no later than the end of the business day on which such monies are received by the Processing Agent. Any Class FA Subscription Payments received prior to the time, if any, that the Escrowed Funds are deliverable to the Company, and that are made payable to a party other than the Escrow Agent shall be promptly returned to the Participating Broker-Dealer who submitted the Class FA Subscription Payment. Completed subscription agreements and checks shall be delivered by the Participating Broker-Dealer to the Processing Agent no later than the close of business on the first business day following their receipt by the Distribution Participants; provided, however, if the Distribution Participants receives subscription agreements and checks at a branch office and final supervisory review is conducted at a different location (the “Final Review Office”), then the branch office shall transmit the subscription agreements and checks to the Final Review Office by the close of business on the first business day following their receipt by the branch office and the Final Review Office shall review the subscription agreements and check to ensure their proper execution and form and, if they are acceptable, deliver the subscription agreements and the funds to the Processing Agent by the close of business on the first business day after their receipt by the Final Review Office. All Class FA Escrowed Funds shall be held in the Escrow Account until such funds are disbursed in accordance with Section 4 of this First Amendment. Prior to the disbursement of the Class FA Escrowed Funds, none of the Escrow Agent, the Processing Agent or the Company is entitled to any of the Class FA Escrowed Funds received into the Escrow Account, and no Class FA Escrowed Funds deposited in the Escrow Account shall become the property of the Company, its affiliates, the Escrow Agent or the Processing Agent, nor be subject to the debts or offsets of the Company, its affiliates, the Escrow Agent, the Processing Agent or Distribution Participants; provided nothing herein shall impose an obligation upon the Escrow Agent to determine which funds in the Escrow Account constitute Class FA Escrowed Funds and which funds constitute Escrowed Funds.

(b)	Subscription Agreements. The Escrow Agent agrees to cause the Processing Agent to maintain a written account of each subscription for the Class FA Shares, which account shall set forth, among other things, the following information: (i) the subscriber’s name and address, (ii) the number of Class FA Shares purchased by such subscriber, and (iii) the subscription amount paid by such subscriber for such Class FA Shares.
3.	Collection Procedure for Class FA Subscription Payments.
(a)	The Escrow Agent is hereby instructed by the Company to forward each Class FA Subscription Payment for Federal Reserve Bank clearing and upon collection of the proceeds of each Class FA Subscription Payment, to deposit the collected proceeds into the Escrow Account.
(b)	The Escrow Agent will timely notify the Company and the Processing Agent in writing via mail, email or facsimile of any Subscription Payment returned to the subscriber, and the Escrow Agent is authorized to debit the Escrow Account in the amount of such returned Class FA Subscription Payment and direct the Processing Agent to delete the appropriate account from the records maintained by the Processing Agent.
(c)	In the event that the Company or any agent acting on behalf of the Company rejects any subscription for Class FA Shares and the funds for such subscription have already been collected by the Escrow Agent, the Escrow Agent shall, upon receipt from the Company or the Processing Agent of written notice of such rejection, promptly cause the issuance of a refund payment by bank check to the rejected or withdrawing subscriber, without interest or income thereon, if applicable. If the Escrow Agent has not yet collected funds for such subscription but has submitted such subscription for clearing, the Escrow Agent shall promptly cause the issuance of a payment by bank check in the amount of such Class FA Subscription Payment to the rejected or withdrawing subscriber only after the Escrow Agent has cleared such funds. If the Escrow Agent has not yet submitted the Class FA Subscription Payment relating to the subscription of the rejected or withdrawing subscriber, the Escrow Agent shall promptly cause such Class FA Subscription Payment to be remitted to the drawer of the Class FA Subscription Payment submitted by or on behalf of the subscriber.
(d)	In the event that money is deposited into the Escrow Account in error, the Escrow Agent shall notify the Company and the Processing Agent in writing via mail, email or facsimile of any such error and promptly cause the issuance of a refund payment by bank check to the appropriate party only after the Class FA Subscription Payment has cleared.
4.	Distribution of Escrowed Funds.
(a)	Break Escrow – Initial Closing

(i) Upon receipt of the Class FA Break Escrow Letter (as defined in Section 4(a)(ii) of this First Amendment from the Company to the Escrow Agent and the Processing Agent by 3:00 P.M. Eastern Time that the Company has raised the Class FA Minimum Proceeds, and contingent upon the prior day’s notification by the Company to the Escrow Agent and the Processing Agent of the Company’s best efforts at an estimate of the amount of Class FA Escrowed Funds anticipated to be released from the Escrow Account, the Escrow Agent will release such Class FA Escrowed Funds that day from the Escrow Account to the Company’s designated account.

(ii) A letter from an officer of the Company to the Processing Agent and the Escrow Agent certifying that the Class FA Minimum Proceeds have been timely subscribed shall constitute sufficient evidence for the purpose of this Agreement that such event has occurred (the “Class FA Break Escrow Letter”). The current form of the Class FA Break Escrow Letter is attached hereto as Exhibit B. The Class FA Break Escrow Letter shall indicate (i) the date on which the Company has raised the Class FA Minimum Proceeds (the “Class FA Break Escrow Date”) and (ii) the wire amount, in U.S. dollars, which represents the amount of subscriptions determined to be in good and proper order “Good Order Funds”), and (iii) the Company’s designated account for such released Class FA Escrowed Funds.

(iii) If the Escrow Agent has not received a Class FA Break Escrow Letter on or prior to the Class FA Outside Date, the Escrow Agent shall cause the Class FA Escrowed Funds to be promptly returned to the respective subscribers in amounts equal to the subscription amount theretofore paid by each of them, without interest and without deduction, penalty or expense to the subscriber. The Escrow Agent shall notify the Processing Agent, the Company and the Placement Agent of any such return of subscription amounts. The purchase money returned to each subscriber shall be free and clear of any and all claims of the Company, the Processing Agent, the Escrow Agent, the Distribution Participants or any of their creditors.

(b)	Post Escrow Break Period. From and after the Class FA Break Escrow Date (the “Class FA Post Escrow Break Period”), the Escrow Agent shall periodically transfer to the Company’s designated account, the Class FA Escrowed Funds pursuant to standing instructions from the Company as agreed among the Company, the Escrow Agent and the Processing Agent from time to time.
5.	Notwithstanding anything to the contrary herein, the Company and the Managing Dealer acknowledge and agree that the Escrowed Funds and Class FA Escrowed Funds may be commingled in the Escrow Account and the Escrow Agent shall have no responsibility to hold the Class FA Escrowed Funds separately from the Escrowed Funds. The Escrow Agent may conclusively rely upon the records of the Processing Agent in determining the amount of Class FA Escrowed Funds in the Escrow Account. The Company agrees that any future requested transfer of Escrow Funds submitted to the Escrow Agent in accordance with Section 5(b) of the Original Agreement shall contain a certification by the Company that it is requesting Escrowed Funds in accordance with Section 5(b) of the Original Agreement and that such request is in compliance with the terms of the Agreement. The Escrow Agent may conclusively rely upon any such written request and certification of the Company. To the extent at any time the Escrow Agent is directed to return subscription amounts to a subscriber and there are insufficient amounts in the Escrow Account to return such funds, the Escrow Agent shall suffer no liability hereunder and the Company agrees to pay any such amount owed directly to the subscriber affected.

6.	The Company and the Managing Dealer warrant that this First Amendment is in compliance with the Original Offering and Class FA Offering.
7.	The Agreement, except as expressly amended by this First Amendment shall continue unmodified and in full force and effect.
8.	No provision of this First Amendment may be changed or modified, except by an instrument in writing signed by each of the parties hereto.

9.	This First Amendment shall be governed and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law.

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IN WITNESS WHEREOF, the parties have duly executed this Escrow Agreement as of the date first above written.

CNL STRATEGIC CAPITAL, LLC

By:	/s/ Chirag J. Bhavsar
Name:	Chirag J. Bhavsar
Title:	Authorized Signatory

UMB BANK, N.A., as escrow agent

By:	/s/ Lara L. Stevens
Name:	Lara L. Stevens
Title:	Vice President

CNL SECURITIES CORP.

By:	/s/ Erin M. Gray
Name:	Erin M. Gray
Title:	Authorized Signatory

EXHIBIT A

Wiring Instructions

UMB Bank, N.A.

ABA No: 101000695

Acct No: 9872323874

Acct Name: UMB Bank, N.A., as EA for CNL Strategic Capital, LLC

EXHIBIT B

_______________, 201_

UMB Bank, N.A.

1010 Grand Blvd., 4th Floor

Mail Stop: 1020409

Kansas City, Missouri 64106

Facsimile: (816) 860-3029

Attention: [__________]

Re: CNL Strategic Capital, LLC (the “Company”)

Break Escrow Date: _________________, 2019

Dear Ladies and Gentlemen:

The undersigned signatory hereby certifies to you the following, pursuant to Section 4 of the First Amendment to the Escrow Agreement among the Company and therein defined Escrow Agent and Placement Agent dated as of [___________], 2019 (the “First Amendment”):

1.       She is the Chief Financial Officer of the Company;

2.       At least $2,000,000 in Class FA shares of common stock (the “Shares”) of the Company subscribed for in the private offering as of _______________, 201___ (the “Break Escrow Date”), and $___________ represents the amount good order funds that have been subscribed in the Company’s offering. The investors who submitted subscriptions that were accepted on or before the Break Escrow Date should be admitted as shareholders of the Company as of the Break Escrow Date. Thereafter, investors should be admitted as shareholders at such time as their funds are released from the Escrow Account upon written authorization received by the Escrow Agent from the Issuer.

Please contact the undersigned should you have any questions at (407) _____________.

Very truly yours,

CNL Strategic Capital, LLC

By:

Chief Financial Officer